SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                October 17, 2007

Who’s Your Daddy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-5470

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02	Results of Operations and Financial Condition.

On October 12, 2007, Who’s Your Daddy, Inc. (the “Company”) issued a press release announcing its revised revenues for the fiscal quarter ended June 30, 2007.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 31, 2007, the Company filed a Current Report on Form 8-K announcing that it would be restating its financial statements for the quarter ended June 30, 2007, and that such financial statements should not be relied upon.  As reported in the August 31, 2007 Form 8-K, the Company’s independent public accounting firm, Baum & Co., P.A. (“Baum & Co.”), determined that an adjustment to sales, as reported in the Company’s Form 10-QSB filed on August 20, 2007 and press releases announcing financial results for that period, would be necessary.

On October 15, 2007, the Company filed its amendment to the Form 10-QSB, which resulted in a restatement of revenues reported its financial statements to reflect: (a) the removal of $117,420 in revenues related to a distributor, $50,000 of which was offset by the Company taking back inventory at wholesale price; and (b) the removal of $75,060 in revenues from a distributor who is a related party.

In its 10-QSB/A, the Company also revised and restated its net loss for the quarter ended June 30, 2007 to $3,044,940 from net loss reported in its August 20, 2007 Form 10-QSB of $687,957 as a result of: (a) $1,847,857 of non-cash charges related to the issuance of stock and options; (b) a loss of $172,440 related to the removal of revenues for the two distributors referenced in the paragraph above; and (c) $306,110 of expenses paid by a third party that were under-accrued in the Company’s Form 10-QSB.

On October 12, 2007, the Company issued a press release regarding the restatement disclosed in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

The Company discussed the matters disclosed in this Item 4.02(a) with the Company’s independent accountant, Baum & Co.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit No.    Description
                 99.1                  Press Release dated October 12, 2007 announcing financial results for the quarterly period ended June 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.

Date: October 18, 2007	By:	/s/ Edon Moyal
	Name:	Edon Moyal
	Title:	Chief Executive Officer

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